EXHIBIT 10.11

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

United States Oil and Gas Corp
CONVERTIBLE PROMISSORY NOTE (the “Note”)

Document Date: Date Principal Amount Received by Company: Amount:	April 9, 2009 April 9, 2009 $750,000

Austin, Texas

FOR THE ABOVE VALUE RECEIVED, United States Oil and Gas Corp, a Delaware corporation, (the “COMPANY” or the “BORROWER”), promises to pay to the order of: J.B. TRENTELMAN (the “HOLDER”), the principal amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS (US$750,000)(the “Principal Amount”) plus interest thereon at the rate of EIGHT (8%) PERCENT per annum paid quarterly (the “Quarterly Payments”).  First Quarterly Payment shall be made Ninety (90) days after the Principal Amount is first received by the Company.  Subsequent Quarterly Payments shall be made at least Ninety (90) days after the last Quarterly Payment, but no longer than One Hundred (100) days after the last Quarterly Payment.

The Principal Amount and any accrued interest shall be due and payable twenty-four (24) months after the date the Principal Amount is received by the Company (the “Maturity Date”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.	CONVERSION
a.
This Convertible Promissory Note shall, at the discretion of the Holder, entitle the Holder to receive in lieu of payment of the indebtedness evidenced hereby, a number of restricted shares of the Company’s Common Stock equal:

i.
For the principal, the quotient of the Principal Amount of this Note divided by 80% of the Market Stock price at the end of the trading day prior the Holder indicates to the Company that conversion is desired.

ii.	For the interest payments, the quotient of 8% per annum times the remaining Principal Amount at the end of the period divided by 80% of the average Market Stock price for the quarter.

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iii.
Holder shall have deemed to convert Note via electronic mail, facsimile, or mail to Company with Company’s response of understanding of such desire to convert Note.  The date of conversion shall be the date the Holder first sent correspondence.

b.
MECHANICS AND EFFECT OF CONVERSION. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. The number of capital stock will be rounded up in lieu of any fractional share to which the Holder would otherwise be entitled. Upon conversion of this Note pursuant to this Section, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to the portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

c.
RESTRICTED SHARES.  The Company’s capital stock issued under this Note shall be Regulation 144 “restricted” shares and cannot be resold in a public market without removal of the restriction legend on the stock certificate.  Under current securities regulation, the Holder must normally retain the shares for a period of one (1) year after Holder uses its discretion to convert Note, unless exemptions exist.

2.
PREPAYMENT. This Note may be prepaid in whole or in part at any time by the Company without the prior written consent of the Holder. Any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3.	USE OF PRINCIPAL AMOUNT. The purpose of the Principal Amount is to fund the acquisition of a target company in Bottineau, North Dakota, as well as expenses related to this acquisition.

4.	EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “EVENT OF DEFAULT” under this Note:
a.
VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

b.
INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

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5.
RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may decline all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.
LEGENDS. As promptly as practicable after conversion of this Note, the Company shall issue and deliver to the Holder a certificate for the number of full shares of Common Stock issuable upon such conversion. The Company will place on each certificate the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

7.
SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to any present and future indebtedness of the Company to banks, equipment lessors and other financial institutions.

8.
SUCCESSORS AND ASSIGNS. The Holder may not sell, transfer or otherwise dispose of this Note or the Stock underlining the Note, unless approved by any applicable securities regulations and the Company. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.
NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Note shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company prior to the exercise of the Holder’s rights to purchase shares of Common Stock as provided for herein. No dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, the conversion rights of this Note shall have been exercised.

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10.	WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

11.
NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to the Holder, at do or at such other address or number as the Holder shall have furnished to the Company in writing, or if to the Company, at 8650 Spicewood Springs Road, Suite 145-591, Austin, Texas 78759, or such other address or number as the Company shall have furnished to the Holder in writing.

12.	PAYMENT. Payment from Holder shall be made in lawful tender of the United States of America.

13.	ACCREDITED INVESTOR. Holder warrants that Holder is an Accredited Investor. (See attached Investor Suitability Standards agreement)

14.
GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of any other state.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

United States Oil and Gas Corp /s/ Alex Tawse ________________________________ By: Alex Tawse Its: President
ACCEPTED AND AGREED AS OF THE FIRST DATE WRITTEN ABOVE:

/s/ J.B. Trentelman
________________________________

By:          J.B TRENTELMAN, Individual
PO box 1120
Kincardine, Ontario N2Z2Z4

1146 Concession
Kincardine, Ontario N0G2T0

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INVESTOR SUITABILITY STANDARDS
For
CONVERTIBLE PROMISSORY NOTE

A PURCHASE OF THIS NOTE INVOLVES SIGNIFICANT RISKS AND IS NOT A SUITABLE INVESTMENT FOR ALL POTENTIAL INVESTORS.

The Note and the underlying shares are a suitable investment only for prospective investors who have the financial wherewithal and sophistication to assume the economic risks of an investment in the shares, including the ability to bear the loss of their entire investment, and who have no need for the liquidity of their investment.

In order to comply with applicable exemptions from registration, sales of the shares shall be made only to (1) 35 or fewer individuals and/or entities who/which qualify, either alone or with their purchaser representative, if any, as sufficiently knowledgeable and experienced in business and financial matters such that they are capable of evaluating and understanding the relative risks and merits of the Offering, and (2) an unlimited number of "accredited investors" as defined in Rule 501(a) under the Securities Act.  Each prospective investor shall be required to submit a questionnaire that shall be utilized by us in evaluating and determining suitability and qualification, and shall be further relied upon by us in lawfully qualifying this Offering for exemption from registration

An "accredited investor" includes any person or entity whom United States Oil and Gas Corp or our counsel reasonably believes comes within any one of the following categories (INITIAL one of the following):

____
(1)             A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; broker or dealer registered pursuant to Section 15 of the Exchange Act an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or a Small Business Investment Company licensed by the U.S.  Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____	(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
____
(3)             An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $1,000,000;

____	(4) A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
____	(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000;
____
(6)             A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____
(7)             A trust with total assets in excess of $[Number of Shares], not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

____	(8) An entity in which all of the equity owners are accredited investors.

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The suitability standards referred to above represent minimum suitability requirements for prospective investors.  Accordingly, the satisfaction of such standards by a prospective investor does not necessarily mean that the shares are a suitable investment for it or that its subscription for the shares will be accepted.

Notwithstanding certain provisions of Rule 501 under Regulation D, WYCT will not accept subscriptions for shares from ERISA employee benefit plans (including individual retirement accounts), organizations described in 501(c) (3) of the Internal Revenue Code of 1986, as amended, or business development companies, as defined in section 202(a) (22) of the Investment Advisors Act of 1940.

Each prospective investor is urged to consult its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares.  We reserve the right to make our own judgment as to whether any prospective investor meets the above suitability standards.

By signing below, Holder hereby acknowledges that Holder is an ‘accredited investor’ by definition above for the purposes of the Subscription Agreement this Attachment is attached to:

HOLDER /s/ J.B. Trentelman
J.B. TRENTELMAN
April 9, 2009
Date

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